Exhibit 99.1

TNF Pharmaceuticals Announces Closing of $7 Million Private Placement

Financing priced at a 44% premium to market

Led by a top strategic investor with significant participation from existing stockholders

New York, NY — September 4, 2025 — TNF Pharmaceuticals, Inc. (Nasdaq: TNFA) (“TNF” or the “Company”) today announced the closing of a $7.0 million private placement financing of convertible preferred stock with the Company’s largest strategic stockholder and other existing stockholders.

The private placement involved the sale of 7,000 shares of preferred stock, with a stated value of $1,000 per share, convertible into 1,400,000 million shares of the Company’s common stock at an initial conversion price of $5.00, and accompanying warrants to purchase up to 1,400,000 shares of the Company’s common stock at a conversion price of $5.00. The shares of preferred stock and the warrants will not be convertible or exercisable, respectively, until receipt of the requisite stockholder approval. Aggregate gross proceeds from the private placement totaled $7 million.

“We appreciate the vote of confidence in TNF’s value proposition and execution of our newest strategies,” said Joshua Silverman, TNF’s Executive Chairman. “We believe the $7 million in new capital positions TNF to complete key development milestones planned for our newly licensed innovative technology, which we believe is the first light-based computing accelerator for blockchain.”

As of September 3, 2025, TNF’s shares of common stock outstanding totaled 1,846,930.

“We are actively engaging strategic opportunities to continue the development of isomyosamine and Supera-CBD,” said Mitchell Glass, Chief Medical Officer. “Our goal is to ensure these assets continue to create value for shareholders.”

The securities in the private placement were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Rodman & Renshaw, LLC, H.C. Wainwright & Co. and GP Nurmenkari Inc. (GPN) acted as placement agents on the transaction.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements and include statements related to the expected benefits from the licensing agreement with LightSolver and performance of LightSolver’s technology. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: unanticipated financial setbacks, the Company needing to pursue financing options that could adversely impact our liabilities due to adverse market conditions, the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the timing of, and the Company’s ability to, obtain and maintain regulatory approvals for clinical trials of the Company’s pharmaceutical candidates; the timing and results of the Company’s planned clinical trials for its pharmaceutical candidates; the amount of funds the Company requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; the Company’s ability to quickly and effectively respond to new technological developments; and the Company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the Company’s proprietary rights. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company on April 11, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

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